UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2020

ITRONICS INC.

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                                                                                                Texas                                                                          33-18582                                                  75-2198369

                                                                                (State or other jurisdiction                                                       (Commission File                                           (IRS Employer

                                                                                       of incorporation)                                                                    Number)                                                 Identification No.)

6490 So. McCarran Boulevard, Building C, Suite 23 Reno, Nevada       89509

                (Address of Principal Executive Offices) Zip Code

Registrant’s telephone number, including area code: (775) 689-7696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Securities

On March 9, 2020 the Company issued a total of 1,350,463 common shares to one accredited investor. Of those shares, 232,559 shares are restricted and 1,117,904 are unrestricted. The restricted shares were issued for a cash investment of $100,000 and the unrestricted shares were issued for the conversion of $450,000 in convertible debt and $30,698 in accrued interest into common stock. The average price per share for the transaction is $0.43 per share.

After completion of this transaction, there are 17,819,266 common shares issued and outstanding. This transaction represents 7.6% of the now outstanding shares.

The investor converted the above described debt prior to its due dates to start the clock on the required five year holding period under Internal Revenue Code Section 1202. If qualified shares are held for more than five years and the Company maintains certain qualifications, the gain on the sale of such shares is tax free, with a basic limitation to the investor of $10 million in tax free gain. The Company’s Board of Directors has determined that Itronics presently qualifies under the related provisions under the tax code and has resolved to maintain the qualifications for as long as possible, without constraining its growth prospects.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Itronics Inc. or executive officers of Itronics Inc., and transfer was restricted by Itronics Inc. in accordance with the requirements of the Securities Act. In addition to representations by the above-referenced persons, we have made determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRONICS INC.

(Registrant)

Date: March 20, 2020                                                                                                                                                  By: /S/ John W. Whitney

                                                                                                                                                                                            John W. Whitney

                                                                                                                                                                                            President, Treasurer and Director

                                                                                                                                                                                            (Principal Executive and Financial

                                                                                                                                                                                            Officer)